Exhibit 99.1

Aadi Bioscience Announces Closing of $100 Million PIPE Financing

MORRISTOWN, NJ, March 4, 2025 /PRNewswire/ — Aadi Bioscience, Inc. (Nasdaq: AADI)(“Aadi”), an oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver advances in cancer treatment, today announced the closing of its previously announced private placement. The private placement was led by Ally Bridge Group, with participation from new investors OrbiMed, Invus, Kalehua Capital and other accredited investors, Tae Han, co-founder of ProfoundBio, as well as existing investors, including Avoro Capital, KVP Capital and Acuta Capital Partners, for total gross proceeds of approximately $100 million.

Aadi sold and issued an aggregate of 21,592,000 shares of its common stock (“Common Stock”) at a price of $2.40 per share, and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to an aggregate of 20,076,500 shares of Common Stock at a purchase price of $2.3999 per Pre-Funded Warrant share in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Jefferies LLC acted as exclusive placement agent for the private placement.

Aadi intends to use the net proceeds from the private placement to fund certain upfront payments under its license agreement with WuXi Biologics (Shanghai FX) Co., Ltd. and for working capital and other general corporate purposes. The proceeds from this private placement and the sale of Aadi’s FYARRO® business, together with Aadi’s existing cash, cash equivalents and marketable securities, are expected to fund operations into 2028, including anticipated clinical data readouts for its ADC portfolio.

The Common Stock and Pre-Funded Warrants sold in the private placement have not been registered under the Securities Act, or any state or other applicable jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. In connection with the private placement, Aadi and the investors entered into a registration rights agreement pursuant to which Aadi will file a registration statement (the “Resale Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock sold in the private placement. Any offering of the shares sold in the private placement under the Resale Registration Statement will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy Aadi’s Common Stock, nor shall there be any offer, solicitation, or sale of Aadi’s Common Stock in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Aadi Bioscience

Aadi is a precision oncology company with a vision to make bold choices in applying technology to efficiently deliver improved precision oncology therapies for people living with difficult-to-treat cancers.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, our expectations and plans regarding our current product candidates and programs, including statements regarding the anticipated use of proceeds from the private placement, the anticipated completion of the proposed sale of FYARRO, the filing of a registration statement or final prospectus, as applicable, to register the resale of the shares of Common Stock (including shares of Common Stock subject to Pre-Funded Warrants) issued and sold in the private placement, Aadi’s anticipated cash, cash equivalents and marketable securities position and cash runway of the company following the sale of FYARRO and the closing of the private placement, and other information that is not historical information. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Aadi believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements. These forward-looking statements are based upon current information available to the company as well as certain estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Aadi’s filings with the SEC), many of which are beyond the company’s control and subject to change. Actual results could be materially different from those indicated by such forward looking statements as a result of many factors, including but not limited to: risks and uncertainties related to global macroeconomic conditions and related volatility; expectations regarding the initiation, progress, and expected results of Aadi’s clinical trials and research and development programs; delays in submission of regulatory filings or failure to receive regulatory approval; and other risks and uncertainties identified in Aadi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including under the caption “Item 1A. Risk Factors,” and in Aadi’s subsequent Quarterly Reports on Form 10-Q, and elsewhere in Aadi’s reports and other documents that Aadi has filed, or will file, with the SEC from time to time and available at www.sec.gov, including the Definitive Proxy Statement filed on January 31, 2025. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Aadi undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

IR@aadibio.com

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